EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS Agreement made as of the 10th day of May 2012

BETWEEN:	SunSi Energies Inc., a corporation duly constituted under the laws of the state of Nevada, USA, and having an office at 245 Park Avenue, 24th floor, New York, NY, 10167

(Hereinafter “SunSi”) OF THE FIRST PART

AND:	ACME ENERGY INC, a corporation duly constituted under the laws of the state of Nevada, USA, and having an office at 11968 Jersey Lilly Street, Las Vegas, NV 89183.

AND:	APELA HOLDINGS, a limited liability company duly constituted under the laws of the state of Nevada, USA, and having an office at 204 W. Spear St., #2421, Carson City, NV 89703.

AND:	ABH HOLDINGS, a limited liability company duly constituted under the laws of the state of Nevada, USA, and having an office at204 W. Spear St., #2421, Carson City, NV 89703.

(Hereinafter “Shareholders”)

OF THE SECOND PART

AND:	TRANSPACIFIC ENERGY INC., a corporation duly constituted under the laws of the state of Nevada, USA, and having an office at 5650 El Camino Real, suite 285, Carlsbad, CA, 92008

(Hereinafter “TPE”)

OF THE THIRD PART

WHEREAS:

A.

The Shareholders hold an aggregate of 11,667,101 shares of common stock (the “TPE Shares”) of the 31,543,336 issued and outstanding shares of common stock of  Transpacific Energy Inc. (“TPE”), a corporation duly constituted under the laws Nevada;

B.

SunSi wishes to purchase from the Shareholders and the Shareholders wish to sell to SunSi, the TPE Shares in exchange for a number of shares of common stock of SunSi (the “SunSi Shares”) as calculated herein, subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the covenants, representations and warranties set forth herein and as such other further consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

DEFINITIONS

A.

"Affiliate", with respect to any Person, shall mean at the time in question, any other Person controlling, controlled by or under common control with such Person.

B.

"Contracts" shall mean all contracts, agreements, undertakings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements.

C.

"Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of the relevant Person.

D.

"Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body or other entity.

2.

PURPOSE

A.

Exchange. At each Closing, on the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, the Shareholders, in the respective share amounts set forth in the signature page, agree to exchange with SunSi the TPE Shares for the SunSi Shares in the amounts set forth in Section 2(E).

B.

TPE Share Price. The TPE Shares are valued at $0.06 per share.

C.

SunSi Share Valuation. The SunSi Shares shall be valued at the price equal to the 30 day weighted-average closing trading price of SunSi’s common stock as quoted on the OTCQB or NASDAQ, immediately prior to the respective Closing date.

D.

SunSi Investment. SunSi shall invest the amount of $500,000 in TPE to support its operations. This transaction shall be structured as a purchase by SunSi of TPE’s common stock at a price of $0.06 per share (in total, the “SunSi Investment”). A minimum of $150,000 of the SunSi Investment must be made no later than June 15, 2012 (“First Tranche”). The remaining $350,000 must be made no later than September 30, 2012. If the First Tranche is not completed on or before June 15, 2012, this agreement shall be null and void and neither party shall be under any obligation to enter into any share exchange or invest in Transpacific Energy, Inc.

E.

Closing(s).  The consummation of the transactions contemplated herein shall be effected at one or more Closings, at which the respective percentage of TPE shares, based on the amount of investment at such Closing as compared with the SunSi Investment, and made pro rata from the Shareholders, shall be exchanged for the respective amount of SunSi Shares, as follows:

•

the first Closing shall occur at such time SunSi delivers the First Tranche, subject to Section 2(D);

•

thereafter, there shall occur a Closing at each time SunSi delivers an additional $100,000 of the SunSi Investment, subject to Section 2(D); and

•

a final Closing at such time as SunSi delivers the remaining amount of the SunSi Investment, subject to Section 2(D).

3.

REPRESENTATIONS AND WARRANTIES OF SUNSI

SunSi hereby represents and warrants to the Shareholders that:

A.

Organization.     SunSi is a corporation duly organized, validly existing and in good standing, under the laws of the State of Nevada with all requisite power and authority to enter into, and perform its obligations under this Agreement.  SunSi is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it transacts business.

B.

Authority.     This Agreement has been duly executed and delivered by SunSi and constitutes a valid and binding agreement of SunSi enforceable against SunSi in accordance with its terms.  The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which SunSi is a party or to which the SunSi Shares are subject.

C.

Capitalization.  Schedule 3.C sets forth the capitalization of SunSi.  All of the outstanding shares of common stock of SunSi are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights.

D.

Certificates of Incorporation and Bylaws.  SunSi has made available or delivered to the Shareholders true, correct and complete copies of the Certificates or Articles of Incorporation and Bylaws of SunSi.  The minute book of SunSi accurately reflects all actions taken at all meetings and consents in lieu of meetings of its shareholders and of its Board of Directors.

E.

Consents and Approvals. Other than approval of the Board of Directors of SunSi, or any legal filing requirements, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require SunSi to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person.

F.

Legal Status.   The SunSi Shares are, or upon issuance shall be genuine, validly issued and outstanding, fully paid and non-assessable and are not issued in violation of the pre-emptive rights of any person or of any agreement by which the SunSi is bound.

G.

Title.   SunSi will transfer the SunSi Shares to the TPE Shareholders with good title and no encumbrances or liens thereon.  The SunSi Shares shall have a restrictive legend restricting the transfer thereof in compliance with the United States federal securities laws.

The SunSi Shares shall be endorsed thereon with a legend to the following effect:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND TPE

The Shareholders and TPE, jointly and severally, represent and warrant to SunSi that:

A.

Organization.     TPE is a corporation duly organized, validly existing and in good standing, under the laws of the State of Nevada. TPE and the Shareholders have all requisite power and authority to enter into, and perform their respective obligations under this Agreement.  TPE is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it transacts business.

B.

Authority.     This Agreement has been duly executed and delivered by each of the Shareholders of TPE and constitutes a valid and binding agreement of each of them enforceable against them in accordance with its terms.  The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which TPE or any Shareholder is a party or to which the TPE Shares are subject.

C.

Capitalization.  Schedule 4.C sets forth the capitalization of TPE.  All of the outstanding shares of capital stock of TPE are duly authorized, validly issued, fully paid and non-assessable, and are free of pre-emptive rights.

D.

Certificates of Incorporation and Bylaws.  TPE has heretofore delivered to SunSi true, correct and complete copies of the Certificates or Articles of Incorporation (certified by the State of Nevada) and Bylaws of TPE. The minute book of TPE accurately reflects all actions taken at all meetings and consents in lieu of meetings of its shareholders and all actions taken at all meetings and consents in lieu of meetings of its board of directors.

E.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require the Shareholders or TPE to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person.

F.

Legal Status.   The TPE Shares are genuine, validity issued and outstanding, fully paid and non-assessable and are not issued in violation of the pre-emptive rights of any person or of any agreement by which any of the Shareholders or TPE is bound.

G.

Title.   Upon delivery to Escrow, the TPE Shares shall be delivered with good title and no encumbrances thereon.  The TPE Shares shall have a restrictive legend restricting the transfer thereof in compliance with US federal and Nevada securities laws.

H.

Transfer. The Shareholders and TPE agree further to defend, on behalf of SunSi and its successors and assigns, the title to the TPE Shares.

5.

COVENANTS AND AGREEMENTS.

A.

Litigation.  From the date hereof through the Closing Date, the Shareholders shall notify SunSi promptly of any actions or proceedings that are threatened again TPE or against any officer, director, employee, properties or assets of TPE.

B.

Due Diligence.  Prior to the Closing Date, SunSi shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, properties, business and operations of TPE and such examination of the books, records, tax returns, results of operations and financial condition of TPE as SunSi wishes.

C.

Acquisition Proposals.  From the date hereof through the Closing Date, neither any of the Shareholders, nor TPE, nor any of the officers, directors, employees, representatives or agents of TPE, shall, directly or indirectly, solicit, initiate or participate in any way in discussion or negotiations with, or provide any information or assistance to, or enter into any contract with any person or entity or group of persons or entities (other than SunSi) concerning any merger, or disposition of assets of TPE or any transfer of any of the outstanding securities of TPE (other than the pursuant to the transactions contemplated by this Agreement) (each an "Acquisition Proposal"). The Shareholders and/or TPE shall promptly communicate to SunSi the terms of any Acquisition Proposal, which he or any such other Person may receive.

D.

Further Assurances.  Each of the parties shall execute such documents and other papers and take such further actions, as may be reasonably required or desirable to carry out the provision hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

E.

Right of First Refusal.  Shareholders Apela Holdings and Acme Energy, Inc. hereby grants to SunSi an unlimited right of first refusal to purchase all or part of their shares of capital stock of TPE that were not sold to SunSi in connection with this agreement.

Before Shareholders Apela Holdings and Acme Energy, Inc. may sell shares of capital stock of TPE to a third party, they shall first offer such shares to SunSi on the same terms and conditions as are offered by the third party. SunSi shall have 30 days during which to accept said offer. If SunSi does not accept said offer within said period, such Shareholder shall be free to accept the third-party offer. If such Shareholder does not enter into an agreement with the third party on said terms and conditions and close the transaction within 90 days, such Shareholder’s right to sell such shares to the third party shall expire and the procedure described in this Section shall again be applicable.

F.

Post-Closing Covenants.

1.

TPE shall not issue any shares of its capital stock without the written consent of SunSi; such consent shall not be unreasonably withheld.

2.

SunSi shall invest an additional amount of $500,000 by December 31, 2012.  SunSi.  The price paid by SunSi for this investment in the capital of TPE is fixed at $0.06 per share. In addition, SunSi shall arrange financing of TransPacific’s various projects.  The terms and conditions of said project financing shall be subject to additional agreements on a project by project basis.

G.

Operation of TPE Post-Closing

It is agreed and understood that the existing management of TPE will continue to manage the day-to-day operations of TPE and make operating decisions impacting TPE in the normal course of business. As part of this understanding, TPE management agrees to abide by standard public company/SunSi reporting and governance guidelines as determined by the Securities and Exchange Commission (SEC) and, in many cases required by law. These guidelines primarily relate to the preparation of public filings and the preparation of the financial statements, and related reporting and disclosures which are required be done in accordance with generally accepted accounting principles. SunSi will assist and supervise in this area. SunSi has also adopted Corporate Governances codes which are detail in its website at www.sunsienergies.com.

H.

Independent Contractor Agreements

 SunSi acknowledges and agrees that TPE is a party to respective “at-will” Independent Contractor Agreements dated September 2, 2008 with ACME Energy, Inc. and Anne B. Howard, Esq.  SunSi agrees that TPE may amend these agreements to provide for a term of five years, subject to standard termination rights for TPE upon breach by the respective service provider.

6.

CONDITIONS PRECEDENT TO THE OBLIGATION OF SUNSI TO CLOSE.

The obligation of SunSi to enter into and complete the Closing is subject, at SunSi's option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may waived by it, to the extent permitted by law.

A.

Representations and Covenants.  The representations and warranties of the Shareholders and TPE contained in this Agreement shall be true and correct on and as of the Closing Date and all subsequent closing dates with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period.  The Shareholders and TPE shall have preformed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholders and/or TPE on or prior to the Closing Date.  The Shareholders and TPE shall have delivered to SunSi a certificate of the Shareholders and TPE, dated the Closing Date, and signed by the Shareholders and an officer of TPE to the foregoing effect.

C.

Lack of Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or those have or could have a Material Adverse Effect on TPE.

D.

No Change in Capitalization.  On the Closing Date, the capitalization of TPE shall be as represented in Schedule 4.C.

E.

Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by TPE or the Shareholders, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions, which have not been disclosed to SunSi in writing which, individually or in the aggregate, could have a material adverse effect on TPE or a material adverse effect on the ability of TPE to perform any of its obligations pursuant to this Agreement.

F.

Financial Statements.

(a)

TPE unaudited financial statement as appended hereto as Schedule 6.F(a) for the year ended December 31st 2011 as filed are true, correct and complete in all material respects and fairly present the financial condition of TPE and the results of its operations for the periods then ended and were prepared in conformity with generally accepted accounting principles applied on a consistent basis;

(b)

TPE has, or will have prior to the Closing Date, provided to SunSi, as appended hereto as Schedule 6.F(b) the prepared by management  financial statements of TPE, for the period ended March 31st 2012 (together with the Financial Statements as represented in 6.F(a) above, the “TPE Financial Statements”).  The TPE Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of TPE and the results of its operations for the period then ended and shall be prepared in conformity with generally accepted accounting principles applied on a consistent basis.

G.

Undisclosed Liabilities.   Except for the debt as disclosed on the Schedule 6.G appended hereto, TPE was not subject to, and since the date of this Agreement TPE has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which has not been disclosed to SunSi prior to Closing.

H.

Compliance with Laws.  To the best of TPE’ knowledge, TPE is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on TPE and TPE has not received written notice that any violation is being alleged.

I.

Actions and Proceedings.  Except as may be reflected or included on TPE Financial Statements, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving TPE.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of TPE threatened against or involving TPE.

J.

Contracts.

(a)

TPE at the Closing shall not be a party to any undisclosed:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative other than those disclosed on Schedule 6.J appended hereto;

(ii)

contracts for the purchase or sale of equipment, services, or any other assets or properties that can affect significantly the value of the purchased shares other than the ordinary course of business.

(iii)

contracts under which TPE agrees to indemnify any party, other than in the ordinary course of business or in amounts in excess of $50,000, or to share tax liability of any party;

(iv)

contracts relating to the making of any loan by TPE;

(v)

contracts relating to the borrowing of money by TPE or the direct or indirect guarantee by TPE of any obligation for, or an agreement by TPE to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person,

K.

Status of TPE.  Except as contemplated by this Agreement and by the documents provided to SunSi as part of the due diligence, TPE has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(d)

made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(e)

entered into any lease (as lessor or lessee) under which TPE is obligated to make payments in any one year of $25,000 or more;

(f)

entered into any other contract or other transaction that materially increases the liabilities of TPE.

L.

Absence of Certain Changes.  Since the date of the TPE Financial Statements, there has been no event, change or development which could have a material adverse effect on TPE.

M.

Cooperation.  The Shareholders and TPE shall have provided SunSi or its representatives with any other certificates or other documents related to this Agreement or the business and operations of TPE or in connection with the Closing that SunSi may request and shall otherwise have cooperated in SunSi's examination of the business and operations of TPE.  The Shareholders shall assure that SunSi has full and complete disclosure of all of the affairs of TPE as at the date of the Closing and there will be no other items, events, loans, agreements or transactions of any nature that are not disclosed in the schedules to this Agreement or to SunSi with a signed acknowledgment by SunSi of disclosure of same.

7.

CONDITIONS PRECEDENT TO THE OBLIGATION OF SHAREHOLDERS AND TPE TO CLOSE.

The obligation of the Shareholders and TPE to enter into and complete the Closing is subject, at the option of the Shareholders and TPE, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may waived by them, to the extent permitted by law.

A.

Representations and Covenants. The representations and warranties of SunSi contained in this Agreement shall be true and correct on and as of the Closing Date and all subsequent closing dates with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period.  SunSi shall have preformed and complied with all covenants and agreements required by this Agreement to be performed or complied with by SunSi on or prior to the Closing Date.  SunSi shall have delivered to the Shareholders and TPE a certificate of SunSi, dated the Closing Date, and signed by an appropriate officer of SunSi to the foregoing effect.

B.

Third Party Consents.  All consents, Permits, and approvals from parties to Contracts with SunSi that may be required in connection with the performance by SunSi of its obligations under this Agreement or the continuance of such Contracts with SunSi in full force and effect after the Closing shall have been obtained.

C.

Lack of Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that have or could have a Material Adverse Effect on SunSi.

D.

Cooperation.  SunSi shall have provided the Shareholders and TPE or its representatives with any other certificates or other documents related to this Agreement or the business and operations of SunSi or in connection with the Closing that the Shareholders or TPE may request and shall otherwise have cooperated in the Shareholder’s or TPE’s examination of the business and operations of SunSi.

8.

SHAREHOLDERS' AGREEMENT NOT TO COMPETE

A.

Shareholders and its Affiliate agrees that it will not, for the period from the date of execution hereof until the earlier of Five (5) years from such date of execution or the closing date, without the written permission of TransPacific Energy, Inc. ’s Board of Director’s, directly or indirectly, undertake any of the actions described below in this subparagraph 8.A. The Board of Director’s will be required to obtain the consent of its shareholder’s to grant such permission:

(1) Make any statement or perform any act intended to advance an interest of any existing or prospective competitor of TPE or SunSi that may injure an interest of TPE or SunSi in its relationship and dealings with existing or potential customers or clients, or solicit or encourage any employee of TPE or SunSi to do any act that is inconsistent with TPE's or SunSi's interests or in violation of any provision of this Agreement; and

(2) Within the geographical area of the United State of America or any other geographical area whereby TPE or SunSi is doing business, directly or indirectly, either as an individual or as a partner or joint venturer or as an employee, principal, consultant, agent, officer, director, or as a sales representative for any person, firm, association, organisation, syndicate, company or corporation, or in any manner whatsoever, carry on, be engaged in, concerned with, interested in, advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed in a business which is the same as, or directly competitive with, the business of TPE, including, but without limiting, any business relating to the development, production, sales or marketing of ORC system that are contained in TPE’s business plan or annual plan as constituted at the time of such termination or expiration.

(3)

The Founder of TPE, Dr. Samuel Sami and/or ACME, Inc. shall be entitled to pursue research and development of new technologies for applications that may use the ORC technology licensed to TPE.  Dr. Sami and/or ACME may pursue patents in this regard.  However such endeavours shall not be detrimental to nor in competition with TPE and/or SunSI.

B.

Each Shareholder agrees that during the applicable period of time described in subparagraph 8.A above, he will not, in any manner that will result in the detriment to TPE, disclose or reveal to any Person any trade secret, or other confidential information relating to TPE or to any of the businesses operated by TPE, including without limitation, any customer lists, unless readily ascertainable from public or published information or trade sources, and each Shareholder confirms that such information constitutes the exclusive property of TPE.

C.

Where, during the applicable period described in subparagraph 8.A above, any Shareholder has participated in the providing of services or the sale of products to an existing client or customer of TPE, or participated in discussions or negotiations with representatives of an existing client or customer with regard to future services or products which may or may not be provided or sold by TPE, or participated in the preparation of proposals, whether formal or informal, relating to such services or products, such Shareholder agrees that he will not make any statement or do any act intended to cause such existing client or customer to make use of the services or purchase the products of any competitive business.

D.

In addition to any other remedies, at law or otherwise, that SunSi or TPE may have against any Shareholder generally for the breach of this Agreement, TPE and SunSi or either of them is entitled to an injunction to be issued by any court of competent jurisdiction, enjoining and restraining such Shareholder from committing any violation of this Section 8.

The Shareholders and SunSi acknowledge that any damage caused by reason of the breach of any of the agreements contained is this Section 8 could not be adequately compensated for in monetary damages, and therefore each Shareholder agrees that TPE and SunSi or either of them shall be entitled to specific performance of this Section 8.

It is the intent and desire of the parties to this Agreement that the provisions of this Section 8 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular portion of this Section 8 shall be adjudicated to be invalid or unenforceable, this Section 8 shall be amended to delete there from the portion thus adjudicated to be invalid and unenforceable, such deletion to apply only with respect to the operation of this Section 9 in the particular jurisdiction in which such adjudication is made.

9.

MISCELLANEOUS.

A.

Notices.   Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

To the Shareholders or TPE:

5650 El Camino Real, suite 285

Carlsbad, CA, 92008

Telephone: 760-476-9256

Facsimile: 760-476-9257

Email: anne@transpacenergy.com

Addressed to: Anne Howard, president of TPE.

And to:

SunSi Energies Inc.:

Richard St Julien

245 Park Avenue, 24th floor

New York, NY

10167

Telephone:  646-205-0291

Facsimile: 646-205-0292

Email: rstjulien@sunsinergies.com

Or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt by the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

B.

Severability.   If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or enforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal and unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

C.

Assignment.   Neither party may assign this Agreement without the express written consent of the other party, however, any such assignment shall be binding on and inure to the benefit of such successor, or, in the event of death or incapacity, on their heirs, executors, administrators and successors of any party.

D.

Attorney's Fees.   If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, any successful or prevailing party will be entitled to recover reasonable attorney's fees (including fees for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

E.

No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, except however that each of the individual Shareholders may assign his or rights hereunder without the approval or consent of any other party.

F.

Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

G.

Further Assurances.   At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the subject shares transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

H.

Broker's and Finders' Fee.  The Shareholders, TPE and SunSi warrant that neither has incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other shall have responsibility.  Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring the same.

I.

Amendment or Waiver.   Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the consummation of the transactions contemplated hereunder, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

J.

Applicable Law.  This Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada.

K.

Mandatory Arbitration.  (a) Any controversy or claim between or among the parties including but not limited to those arising out of or relating to this Agreement or any related agreements (“Subject Documents”), including any claim based on or arising from an alleged tort, shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”).  All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding under this Section 9.K (a).  Judgment upon the award rendered may be entered in any court having jurisdiction.

(b) Judicial Reference.  If the controversy or claim is not submitted to arbitration as provided and limited in Section.9.K(a), but becomes the subject of a judicial action, any party may elect to have all decisions of TPE and law determined by a reference in accordance with applicable state law.  If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings.  The referee, or presiding referee of the panel, shall be an active attorney or retired judge.  Judgment upon the award rendered shall be entered in the court on which such proceeding was commenced

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and the year first above written.

SunSi Energies Inc.,
a Nevada Corporation

By:
Name:	Richard St Julien
Title:	Chairman

TRANSPACIFIC ENERGY INC.,
a Nevada corporation

By:
Name:	Anne Howard
Title:	President

SHAREHOLDERS

By:
Name:	ABH Holdings, LLC

By:
Name:	Acme Energy Inc.

By:
Name:	APELA Holdings, LLC

Schedule 3.C

Capitalization of SunSi

Issued & Outstanding

30,073,302 common

Authorized Capital;

75,000,000 common

25,000,000 preferred

Fully Diluted

30,073,302 common

Schedule 4.C

Capitalization of TPE Energies Inc.

Issued & Outstanding

31,543,336 common

Authorized:

75,000,000 common

Fully Diluted

31,543,336 common

SCHEDULE 6.F(a)

FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED

December 31, 2011

SCHEDULE 6.F(b)

FINANCIAL STATEMENTS FOR THE PERIOD ENDED March 31st 2012

SCHEDULE 6.G

LIABILITIES OF TPE

SCHEDULE 6.J

TPE CONTRACTS